Exhibit 99.1

FOR IMMEDIATE RELEASE

Lam Research Corporation Contact:

Shanye Hudson, Director, Investor Relations, phone: 510/572-4589, e-mail: shanye.hudson@lamresearch.com

Lam Research Corporation Announces Financial Results for the Quarter Ended September 25, 2011

FREMONT, Calif., October 19, 2011—Lam Research Corporation’s (NASDAQ: LRCX) highlights for the September 2011 quarter were:

Lam Research Corporation

Financial Highlights for the Quarter Ended September 25, 2011

(in thousands, except per share data and percentages)

	U.S. GAAP	Non-GAAP
Revenue:	$680,436	$680,436
Operating Margin:	14.6%	14.9%
Net Income:	$71,838	$78,265
Diluted EPS:	$0.58	$0.63

Lam Research Corporation today announced financial results for the quarter ended September 25, 2011. Revenue for the period was $680.4 million, gross margin was $283.9 million (41.7%), and net income was $71.8 million, or $0.58 per diluted share, compared to revenue of $752.0 million, gross margin of $338.5 million (45.0%), and net income of $125.9 million, or $1.01 per diluted share, for the June 2011 quarter. Shipments for the September 2011 quarter were $580 million compared to $793 million during the June 2011 quarter.

In addition to U.S. Generally Accepted Accounting Principles (GAAP) results, this commentary contains non-GAAP financial measures. The Company’s non-GAAP results for both the September 2011 and June 2011 quarters exclude certain costs for restructuring and impairments and the amortization of convertible note discount. Additionally, the Company’s non-GAAP results for the June 2011 quarter exclude tax expense associated with legal entity restructuring. Management uses non-GAAP operating income, operating expenses, operating margin, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing the investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s web site at http://investor.lamresearch.com.

Non-GAAP net income was $78.3 million, or $0.63 per diluted share, in the September 2011 quarter compared to non-GAAP net income of $142.3 million, or $1.14 per diluted share, for the June 2011 quarter. Gross margin for the September 2011 quarter was $283.9 million, or 41.7%, compared to gross margin of $338.5 million, or 45.0%, for the June 2011 quarter. The sequential decrease in gross margin was primarily due to less favorable product mix and reflects the impact of lower factory utilization as a result of the decline in business volumes. Non-GAAP operating expenses for the September 2011 quarter were $182.8 million compared with the June 2011 quarter of $179.5 million resulting from our continued increase in research and development activities.

~more~

Lam Announces Financial Results for the September 2011 Quarter

The geographic distribution of shipments and revenue during the September 2011 quarter is shown in the following table:

Region	Shipments	Revenue
North America	22%	19%
Europe	10%	11%
Japan	16%	18%
Korea	27%	25%
Taiwan	10%	13%
Asia Pacific	15%	14%

Cash and cash equivalents, short-term investments and restricted cash and investments balances were $2.2 billion at the end of the September 2011 quarter, compared to $2.3 billion at the end of the June 2011 quarter. The decrease in cash and cash equivalents, short-term investments and restricted cash and investments balances during the quarter was due to activity related to our stock repurchase program partially offset by cash flows from operating activities. Cash flows from operating activities were approximately $86.9 million or 13% of revenue during the September 2011 quarter. Deferred revenue and deferred profit balances at the end of the September 2011 quarter were $179.5 million and $112.5 million, respectively. Lam’s deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The anticipated future revenue from shipments to Japanese customers was approximately $43.4 million as of September 25, 2011.

“As expected, our September quarter results reflect the impact of ongoing macroeconomic uncertainty on wafer fab equipment spending,” said Steve Newberry, Lam’s chief executive officer and vice chairman. “While customers are currently delaying near-term expansion plans, they continue to make investments in leading edge technologies that enhance their competitiveness. We expect that when advanced technology device demand increases, capacity expansion will resume. Lam traditionally excels in this environment, and we remain focused on making the critical strategic investments that extend our technical leadership, strengthen customer trust and drive our long-term growth,” Newberry concluded.

~more~

Lam Announces Financial Results for the September 2011 Quarter

Caution Regarding Forward-Looking Statements

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to the anticipated revenue from shipments to Japanese customers, our future commitment to our current strategic priorities, future wafer fab spending, customer investment decisions, and our ability to sustain technical leadership, strengthen our customer relationships and drive long term growth. Some factors that may affect these forward-looking statements include: business conditions in the consumer electronics industry, the semiconductor industry and the overall economy; the strength of the financial performance of our existing and prospective customers; the introduction of new and innovative technologies; the occurrence and pace of technology transitions and conversions; the actions of our competitors, consumers, semiconductor companies and key suppliers and subcontractors; and the success of research and development and sales and marketing programs. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed by us with the Securities and Exchange Commission, including specifically our report on Form 10-K for the year ended June 26, 2011. These uncertainties and changes could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.

Lam Research Corporation is a major provider of wafer fabrication equipment and services to the world’s semiconductor industry. Lam’s common stock trades on The NASDAQ Global Select Market SM under the symbol LRCX. Lam is a NASDAQ-100® company. For more information, visit www.lamresearch.com.

Consolidated Financial Tables Follow

###

Lam Announces Financial Results for the September 2011 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data and percentages)

(unaudited)

	Three Months Ended
	September 25, 2011	June 26, 2011	September 26, 2010
Revenue	$680,436	$752,018	$805,874
Cost of goods sold	396,553	413,564	428,548

Gross margin	283,883	338,454	377,326
Gross margin as a percent of revenue	41.7%	45.0%	46.8%
Research and development	102,559	99,583	86,353
Selling, general and administrative	80,200	79,938	72,142
Restructuring and impairments	1,725	16,742	(5,163)

Total operating expenses	184,484	196,263	153,332

Operating income	99,399	142,191	223,994
Operating margin as a percent of revenue	14.6%	18.9%	27.8%
Other expense, net	(12,073)	(5,131)	(979)

Income before income taxes	87,326	137,060	223,015
Income tax expense	15,488	11,132	29,291

Net income	$71,838	$125,928	$193,724

Net income per share:
Basic net income per share	$0.58	$1.02	$1.57

Diluted net income per share	$0.58	$1.01	$1.55

Number of shares used in per share calculations:
Basic	123,130	123,863	123,665

Diluted	124,049	125,086	125,202

Lam Announces Financial Results for the September 2011 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 25, 2011	June 26, 2011
	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$1,339,318	$1,492,132
Short-term investments	713,087	630,115
Accounts receivable, net	523,240	590,568
Inventories	396,301	396,607
Deferred income taxes	78,330	78,435
Other current assets	84,353	88,935

Total current assets	3,134,629	3,276,792
Property and equipment, net	266,411	270,458
Restricted cash and investments	165,239	165,256
Deferred income taxes	4,718	3,892
Goodwill and intangible assets	212,087	216,616
Other assets	117,870	124,380

Total assets	$3,900,954	$4,057,394

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$594,594	$684,286

Long-term debt, convertible notes, and capital leases	$743,252	$738,488
Income taxes payable	116,509	113,582
Other long-term liabilities	56,717	51,193
Stockholders’ equity	2,389,882	2,469,845

Total liabilities and stockholders’ equity	$3,900,954	$4,057,394

(1)	Derived from audited financial statements

Lam Announces Financial Results for the September 2011 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	September 25, 2011	June 26, 2011	September 26, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$71,838	$125,928	$193,724
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	21,360	19,972	17,948
Deferred income taxes	—	(6,166)	(783)
Restructuring and impairment charges, net	1,725	16,742	(5,163)
Equity-based compensation expense	17,744	14,788	13,009
Income tax benefit on equity-based compensation plans	659	9,283	5,083
Excess tax benefit on equity-based compensation plans	(1,951)	(8,184)	(3,939)
Amortization of convertible note discount	6,593	3,554	—
Impairment of investment	1,724	—	—
Other, net	1,423	477	(1,964)
Changes in operating assets and liabilities:	(34,215)	21,714	37,829

Net cash provided by operating activities	86,900	198,108	255,744

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(15,732)	(34,571)	(19,130)
Net sales/maturities (purchases) of available-for-sale securities	(85,259)	(316,789)	(24,506)
Transfer of restricted cash and investments	17	(8)	(10)

Net cash used for investing activities	(100,974)	(351,368)	(43,646)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(1,564)	(81)	(3,333)
Net proceeds from issuance of long-term debt & convertible notes	—	882,831	—
Proceeds from sale of warrants	—	133,830	—
Purchase of convertible note hedge	—	(181,125)	—
Excess tax benefit on equity-based compensation plans	1,951	8,184	3,939
Net cash received in settlement (paid in advance for) stock repurchase contracts	(75,000)	(99,589)	—
Treasury stock purchases	(72,053)	(53,753)	(144,795)
Reissuances of treasury stock related to employee stock purchase plan	8,858	7,518	7,155
Proceeds from issuance of common stock	164	2,179	835

Net cash provided by (used for) financing activities	(137,644)	699,994	(136,199)

Effect of exchange rate changes on cash	(1,096)	2,688	6,615
Net increase (decrease) in cash and cash equivalents	(152,814)	549,422	82,514
Cash and cash equivalents at beginning of period	1,492,132	942,710	545,767

Cash and cash equivalents at end of period	$1,339,318	$1,492,132	$628,281

Lam Announces Financial Results for the September 2011 Quarter

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended	Three Months Ended
	September 25, 2011	June 26, 2011
U.S. GAAP net income	$71,838	$125,928
Pre-tax non-GAAP items:
Restructuring and impairments—operating expenses	1,725	16,742
Amortization of convertible note discount—other income (expense), net	6,593	3,554
Impairment of investment—other income (expense), net	1,724	—
Net tax benefit on non-GAAP items	(3,615)	(8,224)
Tax expense associated with legal entity restructuring	—	4,289

Non-GAAP net income	$78,265	$142,289

Non-GAAP net income per diluted share	$0.63	$1.14

Number of shares used for diluted per share calculation	124,049	125,086

Reconciliation of U.S. GAAP Operating Expenses and Operating Income to Non-GAAP Operating Expenses and Operating Income

(in thousands, except percentages)

(unaudited)

	Three Months Ended	Three Months Ended
	September 25, 2011	June 26, 2011
U.S. GAAP gross margin	$283,883	$338,454
U.S. GAAP operating expenses	$184,484	$196,263
Pre-tax non-GAAP items:
Restructuring and impairments—operating expenses	(1,725)	(16,742)

Non-GAAP operating expenses	$182,759	$179,521

Non-GAAP operating income	$101,124	$158,933

Non-GAAP operating margin as a percent of revenue	14.9%	21.1%